Deloitte & Touche LLP
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of Adelante Funds

In planning and performing our audit of the financial statements of Adelante U.S. Real Estate Securities Fund
the portfolio constituting the Adelante Funds   the
Fund   as of and for the year ended January 31  2009
in accordance with the standards of the Public Company
Accounting Oversight Board  United States   we considered
the Fund s internal control over financial reporting including controls over safeguarding securities as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form
N-SAR  but not for the purpose of expressing an opinion
on the effectiveness of the Fund s internal control over financial reporting. Accordingly we express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling
this responsibility  estimates and judgments by
management are required to assess the expected
benefits and related costs of controls. A company s
internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company s internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the
assets of the company   2  provide reasonable assurance
that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a company s assets that could have a material effect on the financial statements.
Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company s annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board United States . However we noted no deficiencies in the Fund s internal control over financial reporting and its operation including controls for safeguarding securities that we consider to be a material weakness as defined above as of January 31 2009.
This report is intended solely for the information and use of management and the Board of Trustees of Adelante Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Milwaukee  WI
March 20  2009